101 S Capitol Boulevard, Suite 1900
Boise, ID 83702

July 27, 2020

The following Purchasers:

Anson Investments Master Fund LP
155 University Avenue, Suite 207
Toronto, Ontario, Canada M5H 3B7

CVI Investments, Inc.
c/o Heights Capital Management, Inc.
1010 California Street, Suite 3250
San Francisco, CA 94111

Empery Asset Master, Ltd
c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Empery Tax Efficient, LP
c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Empery Tax Efficient III, LP
c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Ionic Ventures LLC
3053 Fillmore St., Suite 256
San Francisco, CA 94123

L1 Capital Global Opportunities Master Fund
437 Madison Avenue, 34th Floor
New York, NY 10022

Lind Global Macro Fund, LP
The Lind Partners
444 Madison Ave, 41st Floor
New York, NY 10022

Hudson Bay Master Fund Ltd.
c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, NY 10017

Intracoastal Capital, LLC
2211A Lakeside Drive
Bannockburn, IL 60015

And:

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, CA 92660

Re: Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel to United States Antimony Corporation, a Montana corporation (the "***Company***"), in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of July 23, 2020 (the "***Agreement***"), by and among the Company and the purchasers identified on the signature pages thereto (the "***Purchasers***"). This opinion is given to you pursuant to Section 2.2(a)(ii) of the Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

We have participated in the preparation and negotiation of the Agreement and the exhibits and schedules thereto, and the other documents referred to therein. We have also made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. We have examined originals, certified copies, or copies otherwise identified to us as being true copies of originals, of the following:

(a) The completed and executed Agreement, Warrants, Registration Rights Agreement, and Lock-Up Agreements, and all exhibits and schedules thereto (collectively, the "***Financing Documents***");

(b) A copy of the Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Montana on December 20, 2000 and as thereafter amended and currently in effect (the "***Articles of Incorporation***");

(c) A copy of the Amended and Restated Bylaws of the Company, as amended and currently in effect (the "***Bylaws***");

(d) A Certificate of Existence for the Company, as issued by the Secretary of State of the State of Montana on July 17, 2020 (the "***Good Standing Certificate***");

(e) The resolutions of the board of directors of the Company adopted by a unanimous written consent thereof authorizing and approving the Financing Documents and the issuance and sale of the Shares and Warrants and the issuance of the Warrant Shares upon exercise of the Warrants;

(f) A certificate executed by the Interim Chief Executive Officer of the Company with respect to certain matters, dated the date hereof and delivered to us for purposes of rendering this opinion (the "***Back-Up Certificate***");

(g) The certificates of certain state authorities and filing officers; and

(h) Any other documents, company records, or other writings we have deemed necessary for the purpose of rendering this opinion.

In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents referred to in subparagraphs (a) through (g) above and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who provided material legal representation to the Company in connection with the Financing Documents. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

For purposes of this opinion, we are assuming that each of the Purchasers has all requisite power and authority, and has taken any and all necessary corporate or company action, to execute and deliver the Financing Documents to which it is a party and to effect any and all transactions related or contemplated thereby. In addition, we are assuming that the representations and warranties as to factual matters made by the Company and each of the Purchasers in the Financing Documents are true and correct. We are also assuming that each of the Purchasers has purchased the Shares and Warrants (and the Warrant Shares upon exercise of the Warrants) for value, in good faith and without notice of any adverse claims within the meaning of the Uniform Commercial Code.

The opinions hereinafter expressed are subject to the following exceptions, qualifications, limitations and assumptions:

(a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar federal or state laws affecting the rights of creditors;

(b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(c) We express no opinion as to the effect of general principles of equity and similar principles, including without limitation concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the effect of public policy;

(d) We have further assumed (i) compliance by the Company and the Company's officers and directors with all applicable fiduciary duties and obligations, whether imposed at law or through the equitable powers of courts, in connection with the Financing Documents and the transactions contemplated thereby; (ii) the intrinsic fairness to the stockholders of the Company and to the Company (both as to procedural and substantive effect) of all terms of the Financing Documents and the transactions contemplated thereby; and (iii) that all terms of the Financing Documents and any transaction contemplated by any of the foregoing are fair, just and reasonable to the Company and its stockholders;

(e) We express no opinion as to the enforceability concerning the voting of the Company's voting securities contained in the Financing Documents to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

(f) We express no opinion as to the enforceability of provisions of the Financing Documents that expressly or by implication waive broadly or vaguely stated rights or unknown future rights, or that waive rights granted by law where such waivers are against public policy;

(g) Our opinion set forth in the first sentence of paragraph 1 and in paragraph 2 below, as to the legal existence and good standing of the Company and the Subsidiaries, in each case, is based solely on certificates of certain state authorities we obtained for purposes of rendering this opinion;

(h) Our opinion in paragraph 5 below is based solely on our review of the Articles of Incorporation and the Back-Up Certificate;

(i) Our opinion in paragraph 6 below that the Shares, Warrants, and Warrant Shares issued pursuant to the Financing Documents will be fully paid assumes that the Company received full payment therefor in the form of a check, wire transfer payable to the Company, or cancellation of indebtedness;

(j) Our opinion in paragraph 9 below assumes the accuracy of the representations made by the Purchasers in the Purchase Agreement;

(k) Except as set forth in paragraphs 8 and 9 below, we express no opinion as to compliance with any federal or state securities laws, including, without limitation, any applicable anti-fraud provisions thereof; furthermore, we express no opinion as to the accuracy and completeness of the information provided by the Company to the Purchasers in connection with the offer and sale of the Shares, Warrants, or the Warrant Shares upon exercise of the Warrants;

(l) Attorneys of this firm are members of the Bar of the State of Montana and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Montana;

(m) We have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule or regulation relating to any tax, antitrust, land use, safety, environmental, hazardous material, patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Financing Documents of noncompliance under any such statues, regulations, treaties or common laws; and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion;

(n) Our opinions relate solely to the express provisions of the Financing Documents and we express no opinion as to any other oral or written agreements or understandings between the Company or the Purchasers; and

(o) Any provisions of the Financing Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

Based upon and subject to the foregoing and subject in all respects to the disclosures set forth in the Disclosure Schedules, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Montana. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2019 and subsequent SEC Reports). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

2. Each of the following subsidiaries of the Company (the "***Subsidiaries***") is a corporation, duly organized and in good standing under the laws of its jurisdiction of organization, as noted: Bear River Zeolite Company (Idaho); Antimonio de Mexico S.A. de C.V. (Mexico); and United States Antimony, Mexico, S.A. de C.V. (Mexico).

3. The Company has the power and authority (i) to execute and deliver the Financing Documents, (ii) to issue, sell and deliver the Shares, the Warrants, and, upon exercise of the Warrants, the Warrant Shares pursuant to the Financing Documents, and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Financing Documents.

4. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Financing Documents, the authorization, issuance, sale and delivery of the Shares pursuant to the Agreement, the authorization, issuance, sale and delivery of the Warrants pursuant to the Agreement, the issuance and delivery of the Warrant Shares and the consummation by the Company of the transactions contemplated by the Financing Documents has been duly taken. The Financing Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

5. After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of (i) 90,000,000 shares of Common Stock, of which 75,654,294 shares are issued and outstanding, 5,742,858 shares are reserved for issuance upon exercise of the Warrants, 1,751,005 shares are

reserved for issuance upon conversion of the Series D Preferred Stock, and 452,041 shares are reserved for issuance upon conversion of issued and outstanding warrants; and (ii) 10,000,000 shares of Preferred Stock, of which 4,500 shares are designated as Series A Preferred Stock, none of which are issued and outstanding, 750,000 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, 205,996 shares are designated as Series C Preferred Stock, of which 28,092 shares were converted to Common Stock and 177,904 shares are issued and outstanding, and 1,751,005 shares are designated as Series D Preferred Stock, all of which are issued and outstanding.

6. All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights and have been issued in compliance with applicable securities laws and regulations. The Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations. The Warrants which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations. The Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights. To our knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Articles of Incorporation.

7. The Company meets the eligibility requirements for the use of Form S-3 for the registration of the Shares and the Warrant Shares.

8. To our knowledge, the Company has filed all reports (the "***SEC Reports***") required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***"). To our knowledge, as of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder

9. Based in part upon the representations of the Purchasers contained in the Agreement, the Shares, the Warrants, and the Warrant Shares may be issued to the Purchasers without registration under the Securities Act of 1933, as amended.

10. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Financing Documents and the issuance, sale and delivery of the Shares, the Warrants, and the Warrant Shares pursuant to the Agreement do not (a) conflict with or result in a violation of the law of the State of Montana or United States federal law or of the Articles of Incorporation or Bylaws of the Company, (b) conflict with, result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject, or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company.

11. To our knowledge, except as set forth in the Disclosure Schedules to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of the officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets.

12. In connection with the valid execution, delivery and performance by the Company of the Financing Documents, or the offer, sale, issuance or delivery of the Shares, the Warrants, and the Warrant Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required pursuant to the law of the State of Montana or United States federal law.

13. The Company is not, and after the consummation of the transactions contemplated by the Financing Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

This opinion is furnished to the Purchasers solely for their benefit in connection with the purchase of the Shares and Warrants and may not be made available to or relied upon by any other person, firm or entity or for any other purpose without our prior written consent. Notwithstanding the foregoing, we consent to the incorporation by reference in the Prospectus

constituting a part of this Registration Statement on Form S-3 of this opinion and the inclusion and filing of this opinion with the United States Securities and Exchange Commission as an exhibit thereto. We also consent to the reference to us under the caption "Experts" in the Prospectus.

Very truly yours,

STOEL RIVES LLP